UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

SYMMETRY SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	3842	47-1523659
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

3034 Owens Drive

Antioch, Tennessee 37013

(Address of principal executive offices, including Zip Code)

(800) 251-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 28, 2016, the Board of Directors modified the total compensation paid to its non-executive directors, as well as the segmentation between their equity and cash compensation. Specifically, the Board of Directors reduced its annual restricted stock compensation from $140,000 per annum to $115,000 per annum, a reduction in total compensation for each non-executive director of $25,000 per year. In doing so, it continued to weigh compensation heavily toward restricted stock to ensure alignment of the Board’s incentives with those of the shareholders. Its average annual compensation, including retainer and committee fees, is now 28% cash and 72% restricted stock. The Board also aligned the vesting period for restricted shares with the associated service period, so that the restricted shares will vest upon completion of service each year (or on a pro rata basis should retirement occur mid-year). This modification is intended to more closely align the Board’s compensation with that of comparably sized companies in the medical device industry. A copy of the form Restricted Stock Agreement is attached hereto as Exhibit 10.18.

The Corporation has established April 27, 2016 as the date of its 2016 Annual Meeting of Shareholders. In so doing, the Corporation established the period during which stockholders may submit proposals for consideration for inclusion in the Corporation’s proxy materials for presentation at its 2016 Annual Meeting, as well as nominations for positions on the Board of Directors, through and including February 8, 2016.

The April meeting date was established because it will enable the shareholders to review a full year of financial performance information at the meeting, via the Corporation’s Form 10-K, which will be filed shortly prior thereto. Thus, as opposed to the 2015 Annual Meeting which was scheduled in October to provide some meaningful period of post spin-out performance for review, an April 2016 meeting will be more closely aligned with the Corporation’s first full fiscal year end. In addition, an April meeting date will enable a review of the Corporation’s first phase of acquisitions, which included two closed transactions in fiscal 2015. The Corporation also believes that aligning the meeting with the filing of the Form 10-K will provide some savings via the avoidance of multiple mailings and redundant information being included in both the Form 10-K and proxy statement.

Further information regarding the time and location of the 2016 Annual Meeting will be provided in the Corporation’s proxy statement, which will be forthcoming at least 40 days prior to the Annual Meeting date.

Item 9.01	Financial Statements and Exhibits.

(d)	The exhibits incorporated herein by reference or filed as part of this report are set forth in the attached Exhibit Index.

Exhibit No.	Description
10.18	Form of Director Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Surgical Inc.
(Registrant)

Date: January 28, 2016	By:	/s/ Thomas J. Sullivan
Name: Thomas J. Sullivan Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.18	Form of Director Restricted Stock Agreement